UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 4)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

PUERTO RICO RESIDENTS TAX-FREE FUND IV, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Tax-Free Fund IV, Inc.

270 Munoz Rivera Ave, Suite 1110

San Juan, Puerto Rico 00918

SUPPLEMENT TO PROXY STATEMENT RELATED
TO THE 2024 ANNUAL MEETING OF SHAREHOLDERS

On December 23, 2024, the Board of Directors (the “Board”) of Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”) amended the Bylaws of the Fund to provide that (A) any director that has reached 80 years of age as of December 31 may continue to serve on the Board for (i) the remaining term of the class such director was elected to and (ii) one additional term of such class if subsequently elected to such term, but only if all the other directors vote in favor of either term of extension, and (B) any such extension will be through the end of the applicable term and until such director’s successor shall have been elected and qualified. All the members of the Board approved an extension for Enrique Vilá del Corral.

This proxy statement supplement amends and supplements the proxy statement relating to the Fund’s 2021 Annual Meeting of Shareholders filed by the Fund with the Securities and Exchange Commission (the “SEC”) on November 15, 2024, as supplemented by Amendment No. 1 filed with the SEC on November 26, 2024, Amendment No. 2 filed with the SEC on December 20, 2024, Amendment No. 3 filed with the SEC on January 21, 2025, and this Amendment No. 4, any future supplements to the proxy statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.